           As filed with the Securities and Exchange Commission on July 18, 2001

                                                    Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                          CARRIER ACCESS CORPORATION
            (Exact name of Registrant as specified in its charter)

                            ----------------------

               Delaware                                    84-1208770
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                              5395 Pearl Parkway
                              Boulder, CO  80301
         (Address, including zip code of Principal Executive Offices)

                          Carrier Access Corporation
                           1998 Stock Incentive Plan
                           (Full Title of the Plan)

                              Timothy R. Anderson
                            Chief Financial Officer
                          Carrier Access Corporation
                              5395 Pearl Parkway
                              Boulder, CO  80301
                                (303) 442-5455
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            Mark A. Bertelsen, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
    Title of Securities                            Proposed Maximum     Proposed Maximum      Amount of
            to                     Amount to be     Offering Price     Aggregate Offering    Registration
       be Registered              Registered (1)     Per Share (2)           Price               Fee
----------------------------------------------------------------------------------------------------------
Carrier Access Corporation           2,625,000           $7.76             $20,381,198          $5,095
1998 Stock Incentive Plan
Common Stock, $.001 par value
==========================================================================================================

(1) Includes the following increases to the number of shares of the Registrant's Common Stock reserved for issuance under the 1998 Stock Incentive
Plan: (i) an automatic increase of 1,125,000 shares, which increase is provided for in the 1998 Stock Incentive Plan, and (ii) an increase of 1,500,000 shares, which increase was previously approved by the Company's Board and stockholders.

(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $8.86 per share covering 1,742,699 outstanding options and the estimated exercise price of $5.60 per share covering 882,301 authorized but unissued shares. The estimated exercise price of $5.60 was computed in accordance with Rule 457 by averaging the high and low prices of a share of Carrier Access Corporation Common Stock as reported on the Nasdaq National Market on July 17, 2001.

================================================================================

                           CARRIER ACCESS CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Carrier Access Corporation (the "Registrant") are hereby incorporated herein by reference:

     . The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     . The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 14, 2001; and

     . The description of Registrant's Common Stock contained in the Registrant's Registration Statement No. 000-24597 on Form 8-A filed with the Commission on July 7, 1998, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Reference is made to Registrant's Registration Statement No. 000-24597 on Form 8-A as amended (including the exhibits thereto) which is incorporated by reference herein as indicated in Item 3.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article V of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a form of which was previously filed on May 29, 1998 with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-53947). The indemnification agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.    Exhibits.

    Exhibit
    Number       Description
---------------  -----------
       4.3*      Form of Registrant's Specimen Common Stock Certificate.
       4.4*      Form of 1998 Stock Incentive Plan.
       5.1       Opinion of counsel as to legality of securities being
                 registered.
      23.1       Consent of counsel (contained in Exhibit 5.1).
      23.2       Consent of KPMG LLP, Independent Accountants.
      24.1       Power of Attorney (included on page 5 herein).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53947), as amended, originally filed with the Commission on May 29, 1998 and declared effective July 30, 1998.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 18, 2001.

                              CARRIER ACCESS CORPORATION

                              By:  /s/ Timothy R. Anderson
                                  ---------------------------------------------
                                  Timothy R. Anderson
                                  Chief Financial Officer and Vice President of Finance and Administration

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy R. Anderson his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 18th day of July 2001 by the following persons in the capacities indicated:

      Signatures                                Title
      ----------                                -----
/s/ Roger Koenig
-------------------------    Chairman of the Board of Directors, President and
Roger Koenig                 Chief Executive Officer (Principal Executive
                             Officer)
/s/ Tim Anderson
-------------------------    Chief Financial Officer and Vice President of
Tim Anderson                 Finance and Administration (Principal Financial
                             Officer and Principal Accounting Officer)

/s/ Nancy Pierce
-------------------------    Corporate Development Officer, Treasurer,
Nancy Pierce                 Secretary and Director

/s/ John Barnett, Jr.
-------------------------    Director
John Barnett, Jr.

/s/ Joseph Graziano
-------------------------    Director
Joseph Graziano

/s/ David R. Laube
-------------------------    Director
David R. Laube

/s/ Mark A. Floyd
-------------------------    Director
Mark A. Floyd

                               Index to Exhibits

    Exhibit
    Number       Description
---------------  -----------
      4.3*       Form of Registrant's Specimen Common Stock Certificate.
      4.4*       Form of 1998 Stock Plan.
      5.1        Opinion of counsel as to legality of securities being
                 registered.
     23.1        Consent of counsel (contained in Exhibit 5.1).
     23.2        Consent of KPMG LLP, Independent Accountants.
     24.1        Power of Attorney (included on page 5 herein).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53947), as amended, originally filed with the Commission on May 29, 1998 and declared effective July 30, 1998.